Exhibit 99.1

Contact:	Patti McKee	FOR IMMEDIATE RELEASE
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7223

ViewPoint Financial Group, Inc. Announces Dates of

Second Quarter Earnings Release and Conference Call

PLANO, Texas, July 13, 2012 … ViewPoint Financial Group, Inc. (NASDAQ:VPFG), (the “Company”) today announced that it plans to release its second quarter 2012 results after the close of the market on Thursday, July 26, 2012. The earnings release, along with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Friday, July 27, 2012, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10014051. This replay, as well as the webcast, will be available until the Company’s next quarterly webcast/conference call.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including four Highlands Bank locations in Dallas and two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

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